UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 7, 2010
Date of Earliest Event Reported: December 16, 2009

MEDCAREERS GROUP, INC.
(Exact name of registrant as specified in its charter)

RX SCRIPTED, INC.
(Former name of registrant as specified in its charter)

Nevada	333-152444	26-1580812
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Hammond Drive Suite 410-A303
Atlanta, GA  30328
(Address of principal executive offices)(Zip Code)

201 Creekvista Drive
Holly Springs, North Carolina 27540
(Address of former principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (888) 561-2780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On or around December 16, 2009, Robert Bryan Crutchfield, the sole Director of MedCareers Group, Inc., formerly RX Scripted, Inc. (the “Company,” “we,” and “us”) and Mr. Crutchfield as the Chief Executive Officer and beneficial owner of Archetype Partners LLC (“Archetype”), our majority shareholder (holding 2,386,000 shares of the Company’s common stock, representing 72.7% of the Company’s then outstanding voting shares as of December 16, 2009) approved via a consent to action without meeting of the sole Director and majority shareholders of the Company, the filing of a Certificate of Amendment to the Company’s Articles of Incorporation (the “Certificate”) to (a) authorize and approve a 10 for 1 forward stock split (the “Stock Split”) of the Company’s authorized and outstanding common stock and preferred stock, effective as of the close of business on January 15, 2010 (the “Effective Date”); (b) to change the Company’s name to “MedCareers Group, Inc.” (the “Name Change”); (c) to increase the Company’s total authorized shares of common stock, to 350,000,000 shares of $0.001 par value per share common stock following the Stock Split; and (d) to re-authorize 10,000,000 shares of “blank check”  preferred stock, $0.001 par value per share following the Stock Split (collectively with (c) the “Authorized Share Transactions”).

Subsequent to the filing of the Certificate with the Secretary of State of Nevada on December 16, 2009, Mr. Crutchfield, our sole Director and beneficial owner of a majority of our shares through his control of Archetype determined it was in the best interests of the Company to change the Effective Date of the Certificate to January 7, 2010, and as such the Company filed a Certificate of Correction with the Secretary of State of Nevada on January 4, 2010, to reflect such change in the Effective Date of the Certificate.

As a result of the Certificate (as corrected) and the Stock Split which became effective January 7, 2010, the Company has 32,825,000 shares of common stock issued and outstanding; as a result of the Authorized Share Transactions, the Company has 350,000,000 shares common stock and 10,000,000 shares of preferred stock, $0.001 par value per share authorized; and as a result of the Name Change, the Company’s name was changed to MedCareers Group, Inc.

Additionally, as a result of the above, the Company’s symbol on the Over-The-Counter Bulletin Board changed to “MCGI”, effective January 7, 2010.

ITEM 8.01  OTHER EVENTS

In January 2009, Robert Bryan Crutchfield, the sole Director and beneficial owner (through his control of Archetype) of the Company gifted an aggregate of 4,000,000 shares of the Company’s post-Stock Split (400,000 pre-Stock Split) shares of common stock which Archetype held to nine individuals.  As a result of the gifting, Archetype is currently the beneficial owner of 19,360,000 shares of post-Stock Split shares of common stock (1,936,000 pre-Stock Split shares), representing 60.5% of the Company’s outstanding shares of common stock.  After the gifts, Mr. Crutchfield still has in excess of 79% of the voting control of the Company when including voting agreements currently in place and previously disclosed.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NO.	DESCRIPTION

3.1*	Certificate of Amendment to Articles of Incorporation
3.2*	Certificate of Correction to Certificate of Amendment to Articles of Incorporation

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

RX SCRIPTED, INC.

Date: January 7, 2010	By: /s/ Robert Bryan Crutchfield
Robert Bryan Crutchfield
Chief Executive Officer